Exhibit 2.2

                             RICHFOOD HOLDINGS, INC.
                             FF ACQUISITION, L.L.C.
                                  4860 Cox Road
                               Richmond, VA 23060


                                  March 4, 1998



Farm Fresh, Inc.
7530 Tidewater Drive
Norfolk, VA 23505

                                Letter Agreement

Gentlemen:

         This letter agreement is intended to memorialize certain agreements and understandings we have reached with respect to the transactions contemplated in the Asset Purchase Agreement, dated as of November 26, 1997 (the "Purchase Agreement"), by and among Farm Fresh, Inc. ("Seller"), Richfood Holdings, Inc. ("Richfood"), and FF Acquisition, L.L.C. ("Buyer"). Seller, Richfood and Buyer have agreed as follows (capitalized terms that are not otherwise defined herein shall have the meanings given in the Purchase Agreement):

          1.       Closing Date.  The Closing Date shall be March 4, 1998.

          2. Store 299. The parties have agreed to include Seller's Store No. 299, 460 Wythe Creek Road, Poquoson, Virginia 23662 ("Store 299"), among the Stores to be conveyed to Buyer at Closing. Accordingly, (a) the reference to Store 299 set forth on Schedule 2.3D (Non-Assumed Contracts) to the Purchase Agreement is hereby deleted from such Schedule and added to Schedule 1.1D (Stores), (b) the lease summary for Store 299, attached hereto as Exhibit I, is hereby added to Schedule 2.3B (Leased Real Property) to the Purchase Agreement,
(c) Section 2.4(a)(i) of the Purchase Agreement is hereby amended to change the reference to "TWO HUNDRED FIFTY ONE MILLION THREE HUNDRED FIFTY THOUSAND DOLLARS ($251,350,000)" to "TWO HUNDRED FIFTY ONE MILLION TWO HUNDRED THOUSAND SEVEN HUNDRED NINETY EIGHT DOLLARS ($251,200,798), and (d) the definition of "Closing Capital Lease Liability" set forth in Section 1.1 of the Purchase Agreement is hereby amended to change the phrase "excluding the Capital Lease for Store 841" to "excluding the Capital Leases for Stores 299 and 841."



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         If  the  foregoing   accurately  reflects  your  understanding  of  our
agreement, please execute this Letter Agreement on behalf of Seller below.

                                      RICHFOOD HOLDINGS, INC.

                                      By:  /s/ John E. Stokely
                                        Name:  John E. Stokely
                                        Title:  President and Chief Executive
                                                Officer


                                      FF ACQUISITION, L.L.C.

                                      By:  /s/ John E. Stokely
                                        Name:  John E. Stokely
                                        Title:  Manager and President


Seen and Agreed to
as of March 4, 1998

FARM FRESH, INC.

By:  /s/ Richard D. Coleman
  Name:  Richard D. Coleman
  Title:  Executive Vice President